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EXHIBIT 4.1

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
     NUMBER      THIS CERTIFICATE REFLECTS A 1:12 REVERSE SPLIT          SHARES
     01424                  EFFECTIVE JULY 23, 2000                  9,999,999.999
                    THIS CERTIFICATE REFLECTS A NAME CHANGE
                           TO MILLENNIUM DIRECT, INC.

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                                                               CUSIP 60037C 20 3

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


                                 KID ROM, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK

THIS CERTIFIES THAT: *** Company name test line ***  XXX XXX XXX XXX XXX XXX XXX
                    XXX XXX XXX XXX XXX XXX XXX XXX XXX *** Second line of

is owner of  ***NINE MILLION NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED
                NINETY-NINE and NINE HUNDRED NINETY-NINE one thousandths***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF
                                 KID ROM, INC.
---------------------------------             ----------------------------------
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

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
DATED: 09/13/2000               [CORPORATE SEAL]

[SIGNATURE ILLEGIBLE]                              [SIGNATURE ILLEGIBLE]
     SECRETARY                                           PRESIDENT

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       Countersigned by:
Computershare Trust Company, Inc.


         [SIGNATURE ILLEGIBLE]